EXHIBIT 10.19

                             CONSULTANTCY AGREEMENT


     This Consultancy Agreement, made as of the 27th day of January, 2004, by and between FONEFRIEND, INC, a Delaware corporation with offices at 2722 Loker Avenue West, Suite G, Carlsbad, California 92008 (the "Company") and Lothar Elsaesser, a citizen of Germany who resides at Schluterstr. 61, 10625 Berlin, Germany (the "Consultant")

                                    WITNESSTH

     WHEREAS, the Company desires to retain Consultant to render consulting services, including services relating to implementing a media marketing campaign in Europe and developing contacts for strategic relationships with the realization of value for the Company and it's stockholders; and

     WHEREAS, the Company has limited cash resources and the Consultant is willing to perform such consulting services in consideration for stock and on the terms and conditions herein contained; and

     NOW, THEREFORE, in consideration of the premises herein and other good and valuable considerations, the parties agree as follows:

1.     ENGAGEMENT

     The Company hereby engages Consultant and Consultant hereby accepts such engagement as a consultant to render the consulting services set forth below, as requested by the Company, and in furtherance of the business goals of the Company. Further, the Consultant hereby warrants and represents to the Company that it will adhere to and fully comply with all applicable ordinances and securities laws.

2.     CONSULTANT DUTIES

     Consultant shall, at the request of the Company, provide business management, marketing and financial consultation services. Such services shall include:

     a. Marketing - Consultant will assist the Company in developing and implementing its media marketing campaign in Europe, including media production and placement of advertisements featuring the Company's product on television commercials, cable TV, radio and print.

     b. Strategic Transactions - Consultant will assist the Company in evaluating the advisability of entering into acquisitions, strategic alliances and joint ventures with entities that can further the Company's business objectives on a global scale.

     c. Financial Relations - Consultant will assist the Company in listing its stock on one or more stock exchanges in Europe and will assist in developing relationships with European investment bankers and stock brokerage firms.

3.     TERM

     In consideration of the compensation paid upon the date of this Agreement, Consultant warrants that it shall faithfully perform its services, in a diligent and timely fashion, commencing on the date hereof and ending on July 31, 2004. Said term of approximately six (6) full calendar months shall constitute the initial term of this Agreement. Thereafter, unless renewed at least thirty (30) days prior to the end of said term, this Agreement shall terminate, with no further force or effect, and only those provisions excepted under Section 13, below, shall survive.

4.     COMPENSATION

     In consideration of Consultant's willingness to enter into this Agreement and to perform the services referenced in Section 2 above, the Company shall pay Consultant a fixed, one-time fee in the amount of Twenty Four Thousand Dollars ($24,000.00), which shall be due and payable upon the execution of this Agreement. In lieu of said cash fee, Consultant agrees to accept three hundred thousand (300,000) shares of the Company's common stock. Company agrees to register Consultant's stock under its proposed registration statement on form S-3.

5.     ACTIVITIES

     Throughout the term of this Agreement, Consultant will act in the best interests of the Company and will provide the designated representatives of the Company with verbal or written reports, as reasonable requested, concerning his activities.

6.     THIRD PARTIES

     The Company acknowledges that, in connection with its engagement hereunder, Consultant may introduce the Company to third parties who may transact business with the Company and/or assist Consultant in providing consulting services to the Company hereunder.

7.     CONFIDENTIAL INFORMATION

     Consultant acknowledges that any and all confidential knowledge or information concerning the Company and its affairs obtained by it, its principals, employees and/or contractors in the course of its engagement hereunder will be inviolate by it and that it will conceal the same from any and all other persons and entities, including, but not limited to, competitors of the Company and that it will not impart any such knowledge to anyone whosoever, nor will Consultant use any confidential information or knowledge gained through his services hereunder for his own economic benefit whatsoever, during the term of twelve months from the date of termination hereof.

8.     INDEMNIFICATION

     The Company shall hold harmless and indemnify Consultant from and against any and all damages, losses, liabilities, obligations, fees, costs and expenses, including but not limited to reasonable attorney's fees, resulting from, or incurred in connection with claims made against Consultant relating to the performance of its duties hereunder. Notwithstanding the foregoing, the Company shall have no obligation to hold harmless and indemnify Consultant from claims made against Consultant, which arise out of, or in connection with, Consultant's gross negligence or failure to adhere to any laws in the performance of its duties.

     Consultant hereby agrees to indemnify and hold the Company, its agents, officers, directors, employees and consultants, collectively and individually, harmless from and against all claims, damages, suits, loss, liabilities and expenses incurred by the Company (including fees and disbursements of counsel) which are related to or arise out of actions taken or omitted to be taken by the Consultant, or any of its affiliates or agents, in connection with the Consultant's activities under this Agreement.

9.     ASSIGNMENT

     The Company shall have the right to assign or delegate this Agreement or any rights or obligations created hereby. The Consultant may not assign any of its duties or obligations provided for hereunder without the express written consent of the Company in advance.

10.    ENTIRE AGREEMENT; MODIFICATION

     This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof. No promises, guarantees, inducements or agreement, whether oral or written, express or implied have been made or shall be of any force or effect other than as contained in this Agreement. This Agreement can only be modified or changed in writing signed by both parties.

11.    BENEFIT OF AGREEMENT

     This Agreement shall inure to the benefit and be binding upon the parties hereto and their respective legal representatives, administrators, executors, successors, assigns, subsidiaries and affiliates.

12.    GOVERNING LAW; CONSTRUCTION

     In the event of any dispute regarding this Agreement, the parties agree that all matters relating to this Agreement shall be governed by, construed under and enforced in accordance with the laws of the Country of Germany without regard to its principles of conflicts of laws and irrespective of the fact that one or more of the parties is now domiciled in another territory. Further, the language used in this Agreement shall be deemed to be language chosen by both parties hereto to express their mutual intent, and no rule of strict construction against either party shall apply to any terms or conditions hereof.

13.    SURVIVAL

     The provisions contained in Sections 7, 8, and this Section 13, shall survive the termination of this Agreement.

14.    CAPTIONS

     The captions by which the sections and subsections of this Agreement are identified are for convenience only, and shall have no effect whatsoever upon its interpretation.

15.    COUNTERPARTS; FACSIMILE SIGNATURES

     This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be effective upon the execution and delivery by any party of facsimile copies of signature pages hereto duly executed by such party; provided, however, that any party delivering a facsimile signature page, covenants and agrees to deliver promptly thereafter at least one
(1)  original  copy  to  the  other  party  hereto.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date written below.

                                                 THE COMPANY:
                                                 FONEFRIEND, INC.
                                                 A DELAWARE CORPORATION



WITNESS:     /S/ GARY A. RASMUSSEN          BY:  /S/ JACKELYN GIROUX
             ---------------------               -------------------
                                                 JACKELYN GIROUX, PRESIDENT


                                                 THE CONSULTANT:
                                                 LOTHAR  ELSAESSER,
                                                 AN INDIVIDUAL



WITNESS:     /S/ GARY A. RASMUSSEN          BY:  /S/ LOTHAR ELSAESSER
             ---------------------               --------------------
                                                 LOTHAR ELSAESSER